      As filed with the Securities and Exchange Commission on September 21, 2001
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ASYST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

          California               48761 Kato Road             94-2944251
   (State of incorporation)       Fremont, CA 94538         (I.R.S. Employer
                                  (510) 661-5000            Identification No.)

          (Address and telephone number of principal executive offices)

                                   ----------

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                          2001 NON-OFFICER EQUITY PLAN

                                Geoffrey G. Ribar
                Senior Vice President and Chief Financial Officer
                            Asyst Technologies, Inc.
                                 48761 Kato Road
                                Fremont, CA 94538
                                 (510) 661-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                              James C. Kitch, Esq.
                             Michael L.Weiner, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                   ----------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be          Offering Price Per        Aggregate Offering      Amount of Registration
      be Registered           Registered (1)             Share (2)                 Price (2)                     Fee
--------------------------------------------------------------------------------------------------------------------------------

Stock Options and Common          800,000              $9.01 - $14.68             $8,420,709.78              $2,105.18
Stock (no par value)
================================================================================================================================

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on September 20, 2001. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

================================================================================================================================
                                                                                  Offering Price Per       Aggregate Offering
                   Title of Shares                         Number of Shares              Share                    Price
--------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to unissued stock options             500,000               $9.2950                   $4,647,500.00
pursuant to 1993 Employee Stock Purchase Plan
--------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options          203,339               14.1377                    2,874,745.78
pursuant to 2001 Non-Officer Equity Plan
--------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock options              96,661                9.2950                      898,464.00
pursuant to 2001 Non-Ofiicer Equity Plan
================================================================================================================================

                                     Part II

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of Asyst Technologies, Inc. (the "Company") Common Stock to be issued pursuant to the Company's 1993 Employee Stock Purchase Plan and 300,000 shares of the Company's Common Stock to be issued pursuant to the 2001 Non-Officer Equity Plan.

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of the following documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended are incorporated by reference into this Registration Statement:

         (a) Registration Statement on Form S-8 (No. 033-70100), filed October 8, 1993;

         (b) Registration Statement on Form S-8 (No. 333-31417), filed on July 16, 1997;

         (c) Registration Statement on Form S-8 (No. 333-71641), filed on February 2, 1999; and

         (d) Registration Statement on Form S-8 (No. 333-61166), filed on May 17, 2001.


Item 8.  EXHIBITS

Exhibit
Number
------

5.1          Opinion of Cooley Godward LLP

23.1         Consent of Arthur Andersen LLP

23.2         Consent of Ernst & Young LLP

23.3         Consent of Deloitte Touche Tohmatsu

23.4         Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1

24.1         Power of Attorney.  Reference is made to the signature pages

99.1         Registrant's 1993 Employee Stock Purchase Plan, as amended

99.2         Registrant's 1993 Employee Stock Purchase Plan Offering, as amended

99.3*        Registrant's 2001 Non-Officer Equity Plan

----------

* Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-61166), as filed with the Securities and Exchange Commission on May 17, 2001, as amended and incorporated by reference herein.

                                       1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on September 20, 2001.

                                      ASYST TECHNOLOGIES, INC.


                                      By:  /s/  Mihir Parikh
                                         --------------------------------
                                         Mihir Parikh
                                         Chairman of the Board and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mihir Parikh and Geoffrey G. Ribar, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                                 Title                                      Date
     ---------                                                 -----                                      ----
     /s/   Mihir Parikh
     ____________________________________________              Chairman of the Board and Chief            September 20, 2001
     Mihir Parikh                                              Executive Officer
                                                               (Principal Executive Officer)
     /s/   Geoffrey G. Ribar
     ____________________________________________              Senior Vice President and Chief            September 20, 2001
     Geoffrey G. Ribar                                         Financial Officer
                                                               (Principal Financial and
                                                               Accounting Officer)
     /s/ P. Jackson Bell
     ____________________________________________              Director                                   September 20, 2001
     P. Jackson Bell

     /s/   Stanley Grubel
     ____________________________________________              Director                                   September 14, 2001
     Stanley Grubel

     /s/   Robert A. McNamara
     ____________________________________________              Director                                   September 19, 2001
     Robert A. McNamara

     /s/   Anthony E. Santelli
     ____________________________________________              Director                                   September 18, 2001
     Anthony E. Santelli

     /s/   Walter W. Wilson
     ____________________________________________              Director                                   September 18, 2001
     Walter W. Wilson

                                  EXHIBIT INDEX

Exhibit
Number
------
5.1      Opinion of Cooley Godward LLP

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Ernst & Young LLP

23.3     Consent of Deloitte Touche Tohmatsu

23.4     Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1

24.1     Power of Attorney.  Reference is made to the signature pages

99.1     Registrant's 1993 Employee Stock Purchase Plan, as amended

99.2     Registrant's 1993 Employee Stock Purchase Plan Offering, as amended

99.3*    Registrant's 2001 Non-Officer Equity Plan

----------

* Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-61166), as filed with the Securities and Exchange Commission on May 17, 2001, as amended and incorporated by reference herein.